FIRST GOLDWATER RECOURCES INC.

1502-543 GRANVILLE STREET

VANCOUVER, B.C

V6C 1X8

TEL: 604-697-0687

FAX: 604-697-086

To:

THE SHAREHOLDERS OF MINTEC INTERNATIONAL CORPORATION, namely:

J. Richard Evans & MacGregor Robertson as Trustees.

c/o Dehands House, 2nd Terrace, West Centreville, Nassau, Bahamas;

Barfield Nominees Limited, of P.O. Box 71, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GYI 3DA;

ATC Trustees (Cayman) Limited (EC2 Trust) and ATC Trustees (Cayman) Limited (Kendenbrico Trust), both of P.O. Box 30592 S.M.B., Cayside, 2nd Floor, George Town, Grand Cayman, Cayman Islands, BW1

(each a “Mintec Shareholder” and collectively, the “Mintec Shareholders”)

Re:

ACQUISITION OF MINTEC INTERNATIONAL CORPORATION (“Mintec”) BY

FIRST GOLDWATER RESOURCES INC. (“FGW”)

This letter (the “Letter”) is intended to outline the key terms of a transaction between the Mintec Shareholders and FGW for the acquisition by FGW of all of the issued shares of Mintec.  This Letter will serve as the basis for negotiating the Definitive Agreement (defined below) leading to the completion of the transaction hereinafter described (the “Transaction”).  For valuable consideration, the receipt and sufficiency of which is hereby acknowledged by FGW and each Mintec Shareholder, it is agreed that, until the Definitive Agreement is executed and delivered, this Letter shall constitute a binding agreement between FGW and the Mintec Shareholders on the terms and subject to the conditions hereinafter set forth.

FGW is a reporting issuer in British Columbia and Alberta, is or will be at Closing (as defined below) a “qualifying issuer” under Multilateral Instrument 45-102 and is currently listed on the TSX Venture Exchange (the “Exchange”).  FGW intends the Transaction to be carried out in accordance with the Exchange’s policies.

Mintec is a Barbados International Business Corporation that beneficially owns all of the issued shares of Minera y Metallurgica del Boleo S.A. de C.V., a Mexican corporation (“MMB”), which Mexican corporation beneficially owns the various mineral concessions and mining rights in Mexico known as the Boleo Property and more particularly described in Schedule “A” hereto (the “Property”).

1.

FGW intends to acquire, subject as hereinafter provided and conditional upon the matters referred to in paragraph 3 below, and the Mintec Shareholders intend that FGW shall acquire, all of the issued and outstanding shares in the capital of Mintec (the “Mintec Shares”).  In furtherance hereof, the Mintec Shareholders represent and warrant that Mintec has not more than 40,000,000 shares outstanding on a fully-diluted basis and has no agreement or understanding with anyone to issue any more of its shares and the Mintec Shareholders are collectively the sole beneficial owners of 100% of the issued and outstanding shares in the capital of Mintec.  In addition, however, Mintec has agreements with the Managing Director of MMB and a consulting metallurgist (together, the “Third Parties”) pursuant to which the Third Parties are entitled to participate in the future sale proceeds of the Property. The Mintec Shareholders propose that the Third Parties exchange such future right for a portion of the Mintec Shareholders’ Mintec Shares and that such future right thereafter be surrendered to Mintec and cancelled.  Mintec and the Mintec  Shareholders agree to use their best efforts to effect such exchange and surrender and FGW consents thereto on condition that the Third Parties enter into and agree to be bound, as a Mintec shareholder, by this Letter as if they were original signatories hereto, failing which any continued existence of the future right to participate will allow termination of this Letter by FGW.

2.

FGW intends to effect the Transaction by acquiring from the Mintec Shareholders all of the Mintec Shares, in consideration for shares in the capital of FGW, which will give rise to a “reverse takeover” of FGW (as that term is defined in the policies of the Exchange).  In consideration for the Mintec Shares, FGW will issue to the Mintec Shareholders, pro rata in accordance with each Mintec Shareholder’s holdings of Mintec Shares, 40,000,000 fully paid and non-assessable common shares in the capital of FGW (the “FGW Shares”).

3.

The obligations of each of FGW and the Mintec Shareholders hereunder shall be subject to and conditional upon satisfaction of each of the following conditions, failing which either the Mintec Shareholders or FGW may, by written notice to the other, terminate this agreement and the arrangements contemplated hereunder without any liability whatsoever, other than that provided for pursuant to paragraph 8 hereof:

a)

the fair market value of each Mintec Shareholder’s Mintec Shares, as determined by an independent valuation acceptable to the Exchange (the “Valuation”), will not be less than CDN$100,000 in the aggregate and the Valuation will be completed on or before December 31, 2003 and will be acceptable in form and content to FGW, acting reasonably;

b)

FGW having signified to the Mintec Shareholders in writing on or before December 15th, 2003 that it is satisfied with the results of its due diligence reviews of Mintec, MMB and the Property as provided for in paragraph 7 hereof;

c)

the Mintec Shareholders having signified to FGW in writing on or before December 5th, 2003 that they are satisfied with results of their due diligence review of FGW;

d)

subject to subparagraph f) below, FGW will have not more than  11,276,149  shares outstanding on a fully diluted basis at Closing.

e)

FGW and the Mintec Shareholders executing, on or before December 22nd, 2003, a definitive agreement in respect of the Transaction (the “Definitive Agreement”) incorporating the terms and conditions set out herein and containing warranties, representations and covenants usually found in such agreements including, without limitation, conditions 3 a) through k) hereof;

f)

FGW raising, by way of private or public debt or equity financing, not less than an aggregate CDN$10,000,000, at not less than $1.00 per FGW share;

g)

FGW’s Board of Directors and shareholders’ approval of the Transactions;

h)

MMB owns not less than an 100% beneficial interest in the Property and no one else has any right or agreement to acquire any interest in the property;

i)

At Closing, except for the Transaction, the disposition of the Company’s interest in a California oil and gas prospect and the financing referred to f) above, FGW’s assets and liabilities will not have materially changed from the assets and liabilities disclosed in it’s August 31, 2003 unaudited, interim financial statements;

j)

Exchange approval, including acceptance by the Mintec Shareholders of any escrow restrictions imposed by the Exchange that are more onerous than the Exchange’s three year “Value Escrow” restriction provided for in Exchange policy; and

k)

the receipt of all other consents, orders (judicial and regulatory), approvals and authorizations as may be required to effect the Transaction together with such favorable tax and legal opinions as may be required by FGW, acting reasonably.

4.

The FGW Shares will be issued pursuant to exemptions from the prospectus requirements under the Securities Act (British Columbia) (the “Act”) and in accordance with the policies of the Exchange and will be issued subject to re-sale and escrow restrictions under the Act and Exchange policies.

5

Closing of the Transaction (the “Closing”) will occur as soon as all conditions in the Definitive Agreement have been satisfied, which is currently anticipated to be on or before January 30, 2004.

6.

Contemporaneously with the Closing, the Board of Directors of FGW shall be reconstituted to consist of a majority of nominees of the Mintec Shareholders.

7.

From the date hereof until Closing, the Mintec Shareholders shall ensure that FGW and its representatives shall be permitted access during all normal business hours to all Mintec, MMB and Property books, records, operational information and physical facilities and shall cause Mintec and MMB and all of their personnel to provide all requested information and endeavour to assist FGW and its representatives in their due diligence review of such matters.

8.

Each of FGW and the Mintec Shareholders shall be responsible for their own expenses in connection with all matters relating to the Transaction.

9.

Pending execution of the Definitive Agreement and the Closing, the business of Mintec and MMB shall be carried on in the normal course and none of their respective assets nor any interest in the Property shall be disposed of out of the ordinary course of business, and FGW will ensure that its business is carried on in the normal course.

10.

The execution of this Letter shall evidence the agreement of the Mintec Shareholders to conduct discussions in respect of the Mintec Shareholders’ disposition of any or all of the Mintec Shares, MMB or any interest in the Property only with FGW following the date hereof through the execution of the Definitive Agreement unless the Mintec Shareholders and FGW mutually agree otherwise.  The Mintec Shareholders acknowledge that FGW will rely on such covenant by expending time, effort and money to conclude the Definitive Agreement.

11.

FGW agrees that, pending removal of the due diligence condition referred to in 3(b) above, FGW will not, unless required by law or by the rules of the Exchange, publicly announce this Letter or the Transaction.

12.

This Letter and the Definitive Agreement shall be governed by the laws of British Columbia.

If the foregoing accurately sets forth your understanding in respect of the above matters, please indicate your acceptance by signing this Letter where indicated below (counterpart is acceptable) and returning it to us via facsimile.

Yours sincerely,

FIRST GOLDWATER RESOURCES INC.

Per:

ACCEPTED AND AGREED TO THIS _____  DAY OF ___________________________, 2003.

RICHARD EVANS & MACGREGOR ROBERTSON AS TRUSTEES Per: Authorized Signatory

BARFIELD NOMINEES LIMITED Per: Authorized Signatory

ATC TRUSTEES (CAYMAN) LIMITED (EC2 TRUST) Per: Authorized Signatory

ATC TRUSTEES (CAYMAN) LIMITED (KENDENRICO TRUST) Per: Authorized Signatory

Schedule “A” to a letter agreement among J. Richard Evans & MacGregor Robertson as Trustees, Barfield Nominees Limited, ATC Trustees (Cayman) Limited (EC2 Trust) and ATC Trustees (Cayman) Limited (Kendenbrico Trust

Expoitation Concessions for Minera y Metalurgica del Boleo S.A DE C.V

Claim	Title	Surface Has.	Date
El Boleo	218082	4,975.61	29 Sept 2000
El Boleo I	218092	72.45	31 Aug 2000
El Boleo II frac 1	216179	1,296.62	29 Sept 2000
El Boleo II frac 1A	218180	507.28	29 Sept 2000
Boleo III	212148	224.64	31 Aug 2000
Nuevo San Luciano	214189	150.00	10 Aug 2001
Boleo II frac 4	218975	267.16	28 Jan 2003
Total Exploitation Concession = 7,493.79 Hectares

Exploration Concessions
Claim	Title	Surface Has.	Date
Boleo X frac 5	211055	1.3829	24 Mar 2000
Boleo C frac 8	211058	3.9486	24 Mar 2000
Boleo X frax 9	211059	9.9612	24 Mar 2000
Boleo X frac 12	211062	3.1241	24 Mar 2000
Boleo X frax 16	211066	0.0068	24 Mar 2000
Biarritz B	219819	0.0055	16 Apr 2003
San Luciano 2		670.0000
San Luciano 3		1,900.0000
Total Exploration Concession = 2,588.4291 Hectares

 February 12, 2004.

TO:

THE SHAREHOLDERS OF MINTEC INTERNATIONAL CORPORATION,  namely:

J. Richard Evans & MacGregor Robertson as Trustees for the Whitehorn Trust, c/o Dehands House, 2nd Terrace, West Centreville, Nassau, Bahamas;

Baring Trustees (Guernsey) Limited as Trustee of the Robert Mouat Trust, of P.O. Box 71, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GYI 3DA;

ATC Trustees (Cayman) Limited (EC2 Trust) and ATC Trustees (Cayman) Limited (Kendenbrico Trust), both of P.O. Box 30592 S.M.B., Cayside, 2nd Floor, George Town, Grand Cayman, Cayman Islands, BW1

(each a “Mintec Shareholder” and collectively, the “Mintec Shareholders”)

Re:

ACQUISITION OF MINTEC INTERNATIONAL CORPORATION (“Mintec”) BY

FIRST GOLDWATER RESOURCES INC. (“FGW”)  - Amendment Agreement

Pursuant to a letter agreement dated effective the 2nd day of December, 2003, the Mintec Shareholders agreed to exchange all the issued and outstanding shares of Mintec for shares in capital stock of First Goldwater Resources Inc. (“FGW”). The letter agreement contemplated preparation and execution of a Definitive Agreement containing typical representations, warranties and conditions normally found in a share exchange agreement for such transactions. At the present time all parties, directly or through their respective legal counsel have had the opportunity to complete extensive due diligence in regard to the transaction. Accordingly, it has been determined there is minimal further value in completing a “Definitive Agreement” and the parties have agreed to waive the requirement for a Definitive Agreement.

Further, the letter agreement provided for closing of the transaction on or before January 30, 2004. It has been agreed to waive this deadline and provide for closing to occur as soon as reasonably feasible.

Accordingly, the parties hereto acknowledge and agree that the execution of this amending letter agreement by each of them shall constitute all parties agreement to waive the preparation and execution of a Definitive Agreement and confirm that the Letter Agreement dated December 2, 2003 shall remain the governing agreement between the parties. In addition, the parties hereby waive the requirement to close the transaction on or before January 30, 2004 and all parties agree to use their best reasonably commercial efforts to close the transaction as soon as possible.

Except as amended hereby all parties acknowledge that the Letter Agreement remains in full force and effect and in good standing as of the date hereof.

This Amending letter agreement may be executed in counterparts all of which counterparts shall together form one agreement.

Yours sincerely,

FIRST GOLDWATER RESOURCES INC.

Per: ___________________________________

ACCEPTED, CONFIRMED AND AGREED to as of the 12th day of February, 2004.

RICHARD EVANS & MACGREGOR ROBERTSON AS TRUSTEES Per: Authorized Signatory

BARING TRUSTEES (GUERNSEY) LIMITED AS TRUSTEE OF THE ROBERT MOUAT TRUST Per: Authorized Signatory

ATC TRUSTEES (CAYMAN) LIMITED (EC2 TRUST) Per: Authorized Signatory

ATC TRUSTEES (CAYMAN) LIMITED (KENDENBRICO TRUST) Per: Authorized Signatory

 March 8, 2004.

TO:

THE SHAREHOLDERS OF MINTEC INTERNATIONAL CORPORATION,  namely:

J. Richard Evans & MacGregor Robertson as Trustees for the Whitehorn Trust, c/o Dehands House, 2nd Terrace, West Centreville, Nassau, Bahamas;

Baring Trustees (Guernsey) Limited as Trustee of the Robert Mouat Trust, of P.O. Box 71, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GYI 3DA;

ATC Trustees (Cayman) Limited (EC2 Trust) and ATC Trustees (Cayman) Limited (Kendenbrico Trust), both of P.O. Box 30592 S.M.B., Cayside, 2nd Floor, George Town, Grand Cayman, Cayman Islands, BW1

(each a “Mintec Shareholder” and collectively, the “Mintec Shareholders”)

Re:

ACQUISITION OF MINTEC INTERNATIONAL CORPORATION (“Mintec”) BY

FIRST GOLDWATER RESOURCES INC. (“FGW”)  - Amendment Agreement #2

Pursuant to a letter agreement (the “Agreement”) dated effective the 2nd day of December, 2003, the Mintec Shareholders agreed to exchange all the issued and outstanding shares of Mintec for shares in capital stock of First Goldwater Resources Inc. (“FGW”).  The Agreement provided for a condition, in subparagraph 3 (f), that FGW raise a minimum of $10,000,000, by way of Private or public debt or equity financing, at not less than $1.00 per FGW share. Canaccord Capital Limited and Canaccord International Limited have agreed to raise an aggregate of $10,000,000 in gross proceeds by issuing 13,333,334 Units at a price of $0.75 per Unit (the “Unit Offering”). Each Unit to consist of ½ a share purchase warrant and 1 common share of FGW. Each whole warrant will entitle the holder to purchase a further share of FGW at a price of $1.15 per share for a period of 5 years from issuance.

The parties hereby agree to waive the condition that FGW raise the minimum financing at $1.00 per share subject to the above described Unit Offering being completed at a price of $0.75 per Unit..

Accordingly, the parties hereto confirm that the Letter Agreement dated December 2, 2003, as amended February 12, 2004 and hereby, shall remain the governing agreement between the parties.

Except as amended  all parties acknowledge that the Letter Agreement remains in full force and effect and in good standing as of the date hereof.

This Amending letter agreement may be executed in counterparts all of which counterparts shall together form one agreement.

Yours sincerely,

FIRST GOLDWATER RESOURCES INC.

Per: ___________________________________

ACCEPTED, CONFIRMED AND AGREED to as of the 8thth day of March, 2004.

 ON BEHALF OF THE MINTEC SHAREHOLDERS BY THEIR DULY AUTHORIZED AGENT

______________________________

JOHN  GREENSLADE